THE ROXBURY FUNDS

CODES OF ETHICS

Summary of Applicable Law

     A.    Rule 17j-1

           Section 17(j) authorizes the SEC to adopt rules and regulations to prevent fraudulent, deceptive or manipulative acts, practices or courses of business in the operation of investment companies and their affiliates, including the power to require the adoption of codes of ethics to prevent such practices. Rule 17j-1 under that Section contains general antifraud provisions applicable to persons and entities affiliated with investment companies, which include investment advisers, ("covered persons") and requires all investment companies, their investment advisers and their principal underwriters to develop Codes of Ethics governing purchases or sales by insiders of the same securities held or to be acquired by the investment company. The Board of Trustees for the Trust has adopted a Code of Ethics and will review the Code annually.

     B.    Sarbanes-Oxley Act

           Pursuant to Section 406 of the Sarbanes-Oxley Act, SEC Form N-CSR requires a registered investment company to disclose annually whether it has adopted a code of ethics for its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. If the investment company does not have such a code, it must explain why it does not. Amendments to and waivers from any such code must be disclosed on a current basis.

The existence of the code of ethics described above must be disclosed in the registered investment company's annual report to shareholders. Amendments to or waivers of the code must be disclosed in periodic reports or on the investment company's web site, if it has one.

Purpose of Applicable Law

To adopt rules and regulations to prevent fraudulent, deceptive or manipulative acts, practices or courses of business in the operation of investment companies and their affiliates.

Compliance Requirements

           The Board of Trustees has adopted a Code of Ethics governing all purchases or sales of securities by the Trust's "access persons." Reports required by the Code of Ethics are submitted to the Board, filed with Trust records and monitored quarterly. The Trust's Code of Ethics (see Exhibit A) contains a definition of "access person."

           In addition, the Board of Trustees has adopted a separate Code of Ethics containing provisions that apply to the Trust's principal executive officer, principal financial officer, and principal accounting officer to deter wrongdoing and to promote honest and ethical conduct within the Trust.

Exhibit A  Code of Ethics pursuant to Rule 17j-1

Exhibit B  Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act

                                                                       EXHIBIT A

              ______________________________________________________
             |                                                      |
             |                   CODE OF ETHICS                     |
             |______________________________________________________|




                                THE ROXBURY FUNDS

PREAMBLE

           This Code of Ethics (hereinafter sometimes referred to as this "Code") has been adopted by the Boards of Trustees of:

                o The Roxbury Funds (the "Trust") on behalf of each Fund of the
                  Trust listed on Appendix "C" hereto;

and in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Rule requires each of the Trust to adopt a written code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any conduct prohibited by paragraph (b) of the Rule, and to use reasonable diligence to prevent violations of this Code.

           Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. In addition, the Fund may impose internal sanctions for violations of this Code. All persons that are or that are about to become covered by this Code are expected to be familiar with the proscriptions of this Rule. To that end, a summary of Rule 17j-1(b) is included as Appendix "A" to this Code.

           Set forth below is the Code of Ethics adopted by the Trust in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Trust and certain affiliated persons of the Funds and any investment adviser to the Trust owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of such shareholders and investors; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. The Boards of Trustees of the Trust expect that certain additional provisions consistent with the foregoing principle will be incorporated into investment advisers' codes of ethics, as appropriate, including pre-clearance procedures, blackout periods, bans on short-term trading, gifts guidelines, and limitations or prohibitions on investment personnel service as directors of public companies.

1. DEFINITIONS

     (a) "Access Person" means any director, trustee, officer, Advisory Person, or Investment Personnel of the Trust.

     (b) "Advisory Person" means:

         (i) any employee of the Trust, or investment adviser to the Funds of the Trust who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

         (ii) any natural person in a control relationship to the Trust, or investment adviser to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

     (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust. In addition, as to any person, a security is "being considered for purchase or sale" or is "being purchased or sold" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust.

     (d) "Automatic Investment Plan" means:

         (i) a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a 401k or dividend reinvestment plan.

     (e) "Beneficial Ownership" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of Section 16 of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

         (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

         (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults)sharing the same household;

         (iii) securities held by a trustee, executor, administrator, custodian or broker;

         (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

         (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

         (vi) securities recently purchased by a person and awaiting transfer into his or her name.

     (f) "Compliance Designees" means a persons designated and appointed by the Boards of Trustees of the Trust, as the case may be, who is authorized and appointed by the Trust to perform, or procure the performance of, the various responsibilities assigned to such Compliance Designees by this Code of Ethics. The Compliance Designees for each of the investment advisers is set forth on Appendix D.

     (g) "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

     (h) "Covered Security" means any Security defined under Section 2(a)(36) of the 1940 Act (see (n) below), except that the following types of securities are generally exempt from trading restrictions under this
         Code:

         (i)   direct obligations of the Government of the United States;

         (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

         (iii) shares issued by open-end investment companies registered under the 1940 Act

     (i) "Equivalent Security" shall include any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security.

     (j) "Exchange-Traded Funds (ETFs)" include shares of open-end mutual funds and units of unit investment trusts (UITs). Shares of several other products are sometimes referred to as ETFs although they are not actually shares of registered investment companies due to their lack of qualification for registration under the Investment Company Act of 1940 or because they have no requirement to register. All of these securities trade in the open market over an exchange (hence the name exchange-traded fund), rather than being bought and sold by the investment company as redeemable securities.

     (k) "Independent Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund, respectively, within the meaning of
         Section 2(a)(19)(A) of the 1940 Act.

     (1) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     (m) "Investment Personnel" means:

         (i) any employee of the Trust or investment adviser to any of the Funds of the Trust (or of any company in a control relationship to the Trust or investment adviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust, and

         (ii) any natural person who controls the Trust or investment adviser to the Funds of the Trust, who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     (n) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

     (o) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (p) "Reportable Fund" means: (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20)of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in section 2(a)
         (9) of the Investment Company Act; or (iii) any Exchange-Traded Fund
         (ETFs).

     (q) "Security" shall have the same meaning set forth under Section 2(a)(36) of the 1940 Act, generally defined as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2. PROHIBITED TRANSACTIONS

     (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 or the adviser code of ethics which such Access Person may be subject to. Please refer to the applicable trading restrictions on the chart attached hereto as Appendix "E."

     (b) Except as otherwise provided, no Access Person shall:

         (i) purchase or sell, directly or indirectly, any Covered Security (or any Equivalent Security) in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which at the time of such purchase or sale:

               (A) is being considered for purchase or sale by a Fund of the Trust with respect to which such Access Person has access to information regarding the Trust's transactions, or

               (B) is being purchased or sold by a Fund of the Trust with respect to which such Access Person has access to information regarding the Trust's transactions;

         (ii) disclose to other persons the securities activities engaged in or contemplated for the various Funds of the Trust; and

         (iii) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

     (c) Additionally, no Advisory Person or Investment Personnel shall, without approval of the appropriate Compliance Designee or such other person or committee at the relevant investment adviser acquire directly or indirectly any Beneficial Ownership in any securities (i) in an Initial Public Offering or (ii) in a Limited Offering.

3. EXEMPTED TRANSACTIONS

     The prohibitions of Sections 2(b) and 2(c) of the Code shall not apply to:

     (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     (b) purchases which are part of an automatic 401k Plan or dividend reinvestment plan;

     (c) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, provided such accounts, together with the related security transactions, do not include Covered Securities. (Example: monthly transfers from a bank account to a mutual fund);

     (d) purchases or sales of shares of any Fund of the Trust;

     (e) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (f) transactions effected pursuant to an automatic 401k Plan or automatic dividend reinvestment plan; however, any transaction that over-rides the pre-set schedule or allocation of investments in a Reportable Fund must be disclosed in quarterly reports; and

4. COMPLIANCE PROCEDURES

     (a) Initial Holdings Reports

         All Advisory Persons shall report to the appropriate Compliance Designee within 10 days of becoming an Advisory Person. The holdings report must be current as of a date not more than 45 days prior to the individual's becoming an Advisory Person:

         (i) the title, number of shares and principal amount of each Covered Security and each Reportable Fund in which the Advisory Person had any direct or indirect Beneficial Ownership when the person became an Advisory Person;

         (ii) the name of any broker, dealer or bank ("financial institution") with whom the Advisory Person maintained an account in which any securities were held for the direct or indirect benefit of the Advisory Person as of the date the person became an Advisory Person; and

         (iii) the date that the report is submitted by the Advisory Person.

     (b) Quarterly Securities Transactions Reports

         (i) Every Access Person shall report to the appropriate Compliance Designee the information described below with respect to transactions in any Covered Security and Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

         (ii) Each Access Person who is not an Advisory Person need only report a transaction in a security if he/she, at the time of that transaction knew, or, in the ordinary course of fulfilling his or her official duties to the Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold by the Trust, as the case may be, or was being considered for purchase by a Fund of the Trust.

         (iii) Reports required under this Section shall be made not later than 30 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected.

         (iv) For all Advisory Persons, a report shall be made on a form containing the following information:

         With respect to any transaction during the quarter in a Covered Security and Reportable Fund in which the Access Person had any direct or indirect Beneficial Ownership:

               (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security and each Reportable Fund involved;

               (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (C) the price at which the transaction in the Covered Security and/or each Reportable Fund was effected;

               (D) the name of the financial institution with or through which the transaction was effected; and

               (E)  the date that the report is submitted by the Access Person.

               With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (F) the name of the financial institution with whom the Access Person established the account;

               (G)  the date the account was established; and

               (H)  the date that the report is submitted by the Access Person.

         (v) For Access Persons who are not Advisory Persons, reportable transactions shall be made on the form of Quarterly Securities Transactions Report attached hereto as Schedule "A."

     (c) Annual Holdings Reports

         All Advisory Persons shall report to the appropriate Compliance
         Designee.

         All Access Persons must complete and submit to the Chief Compliance Officer, an annual holdings report which is current to within 45 days of the date that the report is submitted. This report shall be due no later than the January 30 following the December 31 year-end, and shall disclose:

         (i) the title, number of shares and principal amount of each Covered Security and each Reportable Fund in which the Access Person has any direct or indirect Beneficial Ownership;

         (ii) the name of any financial institution with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (iii) the date that the report is submitted by the Access Person.

     (d) Statements from Financial Institutions

         All Advisory Persons shall direct his or her financial institution to supply to the appropriate Compliance Designee, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

         If copies of periodic statements are not received within 30 days of the end of the reporting period, the Advisory Person shall provide a written authorization to the appropriate Compliance Designee to obtain such statements directly from the Advisory Person's financial institution.

     (e) Notification of Reporting Obligation

         The Compliance Designee shall notify each identified Access Person that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each Access Person.

     (f) Certification of Compliance with Code of Ethics

         Advisory Persons shall certify annually pursuant to the Annual Holdings Report that:

         (i) they have read and understand this Code of Ethics and recognize that they are subject thereto;

         (ii)  they have complied with the requirements of this Code of Ethics;

         (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of this Code of Ethics; and

         (iv) with respect to accounts that the Advisory Person has represented that he or she has no direct or indirect influence or control, such Advisory Person still has no direct or indirect influence or control over such accounts.

     (g) Conflict of Interest

         Every Access Person shall notify the appropriate Compliance Designee of any personal conflict of interest relationship that may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series Fund of the Trust.

     (h) Review of Reports

         The Compliance Designees or a designate listed on Appendix "D" with respect to the investment adviser shall review all holdings or transactions reports submitted by each of their Access Persons, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics.

     (i) Beneficial Ownership

         Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in any Covered Security or Reportable Fund to which the report relates.

5. ANNUAL REPORTING

     The Compliance Designees shall furnish to the Board of Trustees of the Trust, and the Boards of Trustees shall consider, annual reports relating to this Code of Ethics and the code of ethics adopted by the investment adviser or principal underwriter, as the case may be (the "Applicable Codes"). Such annual report shall:

     (a) describe any issues arising under the Applicable Codes or procedures during the past year;

     (b) summarize any material violations of the Applicable Codes or procedures, including sanctions imposed in response to such violations, during the past year;

     (c) identify any recommended changes in the existing restrictions or procedures based upon the experience of the Trust under the Applicable Codes, evolving industry practices or developments in applicable laws or regulations; and

     (d) certify that the Trust, and the investment advisers or principal underwriter, have adopted procedures reasonably necessary to prevent Access Persons from violating the Applicable Codes.

6. REPORTING OF VIOLATIONS

     The Compliance Designees shall report any violation of this Code of Ethics, and all material violations of any code of ethics adopted by an investment adviser to the Board, which shall consider reports of such violations on a quarterly basis, unless a more timely review is deemed necessary, and shall determine the extent to which this Code of Ethics and/or the applicable code of ethics has been violated and what sanctions, if any, should be imposed.

7. SANCTIONS

     Any securities trade found to be executed in violation of this Code of Ethics or the Rule shall be unwound (if possible) or, in the alternative, all profits shall be disgorged (net of commissions but before any tax effect). Such disgorged profits shall be paid over to the affected Fund of the Trust, or in the event the Trust is unaffected by the trade, such disgorged profits shall be donated to a recognized charity.

     Upon determination that a material violation of this Code of Ethics has occurred, sanctions may be deemed appropriate, including, among other things, a letter of censure or suspension or termination of the violator.

8. RETENTION OF RECORDS

     As required under Rule 17j-1, the Trust shall maintain: this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an Access Person hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an Advisory Person or Investment Personnel of securities in a Limited Offering; each memorandum made by the Compliance Designees hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

     This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of Access Persons indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code of Ethics.

10. ADOPTION AND APPROVAL

     The Boards of Trustees of the Trust, including a majority of the Independent Trustees of the Board, shall approve this Code of Ethics with respect to the Trust, including any material changes to this Code.

                                                                    APPENDIX "A"

              ______________________________________________________
             |                                                      |
             |             SUMMARY OF RULE 17j-1)(b)                |
             |______________________________________________________|

IT IS UNLAWFUL FOR:

           Any affiliated person of, or principal underwriter for, a registered investment company ("Fund"), or any affiliated person of an investment adviser of, or of a principal underwriter for, a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired (see definition below).. by the Fund:

     1.  to employ any device, scheme or artifice to defraud the Fund;

     2. to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     4.  to engage in any manipulative practice with respect to the Fund.

Note:

For purposes of Rule 17j-1, a "security held or to be acquired" by a Fund means:

         (i) any Covered Security within the meaning of the Rule (see the definition of the term "Covered Security" in this Code) which, within the most recent 15 days:

               o is or has been held by the Fund; or

               o is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                                                    APPENDIX "B"





                           FUNDS OF THE ROXBURY FUNDS



                          Roxbury Small-Cap Growth Fund
                              Roxbury Mid-Cap Fund
                             Roxbury Micro-Cap Fund

                                                                    APPENDIX "D"


     ____________________________________________________________________
    |                                                                    |
    |                         COMPLIANCE DESIGNEES                       |
    |                                  AND                               |
    |               DESIGNATED PERSONS TO SOLICIT AND REVIEW             |
    |                        CODE OF ETHICS REPORTS                      |
    |                                                                    |
    |____________________________________________________________________|

PROFESSIONAL FUNDS DISTRIBUTOR



       NAME                       POSITION(S)              PHONE                       E:MAIL
                                                           NUMBER
Philip Rinander*          Chief Compliance Officer      610.382.8078      prinander@pro.com
Jennifer DiValerio                                      610.382.8078      jennifer.divalerio.nonemployee
                                                                          @pfpc.com

ROXBURY CAPITAL MANAGEMENT, LLC

       NAME                       POSITION(S)             PHONE                        E:MAIL
                                                          NUMBER
Michelle Azrialy*         Chief Compliance Officer      310-917-5600      mazrialy@roxcap.com
Christa Ballew*                                         310-917-5600      cballew@roxcap.com
Kristin Pinkston*                                       310-917-5600      kpinkston@roxcap.com


* Compliance Designee


                                                                    APPENDIX "E"



 ______________________________________________________________________________
|                                                                              |
|                 PROHIBITED TRANSACTIONS REPORTABLE VIOLATIONS                |
|______________________________________________________________________________|


 ________________________________________________________________________________________________________
|                                                                   |           |           |            |
|                                                                   |    ALL    |           |            |
|                                                                   |  ACCESS   | ADVISORY  | INVESTMENT |
|                    TRADING RESTRICTIONS                           |  PERSONS  |  PERSONS  | PERSONNEL  |
|___________________________________________________________________|___________|___________|____________|
|                                                                   |           |           |            |
|DISCLOSE, TRADE OR OTHERWISE OFFER                                 |     X     |     X     |     X      |
|OR COMMUNICATE MATERIAL OR NON-PUBLIC                              |           |           |            |
|INFORMATION REGARDING ANY ACTIVITY                                 |           |           |            |
|INGAGED IN OR CONTEMPLATED BY A                                    |           |           |            |
|PORTFOLIO.                                                         |           |           |            |
|___________________________________________________________________|___________|___________|____________|
|                                                                   |           |           |            |
|PURCHASE OR SELL A "COVERED SECURITY"                              |           |           |            |
|THAT IS BEING CONSIDERED FOR PURCHASE OR                           |     X     |     X     |     X      |
|SALE BY A PORTFOLIO.                                               |           |           |            |
|___________________________________________________________________|___________|___________|____________|
|                                                                   |           |           |            |
|PURCHASE OR SELL A "COVERED SECURITY"                              |           |           |            |
|THAT IS CURRENTLY BEING PURCHASED OR                               |     X     |     X     |     X      |
|SOLD BY A PORTFOLIO.                                               |           |           |            |
|___________________________________________________________________|___________|___________|____________|
|                                                                   |           |           |            |
|ACQUIRE BENEFICIAL OWNERSHIP [N                                    |           |           |            |
|AN INITIAL PUBLIC OFFERING WITHOUT PRIOR                           |           |     X     |     X      |
|APPROVAL FROM THE APPROPRIATE PERSON(S).                           |           |           |            |
|___________________________________________________________________|___________|___________|____________|
|                                                                   |           |           |            |
|PURCHASE PART OF A LIMITED OFFERING                                |           |           |            |
|AND/OR PRIVIATE PLACEMENT WITHOUT PRIOR                            |           |     X     |     X      |
|APPROVAL FROM THE APPROPRIATE PERSON(S).                           |           |           |            |
|___________________________________________________________________|___________|___________|____________|

* Refer to Code of Ethics for specific details.

                                      -14-

                                                                    SCHEDULE "A"

                                THE ROXBURY FUNDS

 ______________________________________________________________________________
|                                                                              |
|                    QUARTERLY SECURITIES TRANSACTIONS REPORTS                 |
|                         * For Non-Advisory Persons only                      |
|______________________________________________________________________________|

           For the Calendar Quarter Ended: _____________

                        To the Chief Compliance Officer:

          During the quarter referred to above, in compliance with the required reporting pursuant to the Code of Ethics (the "Code") adopted by the The Roxbury Funds (the "Trust"), I have reviewed all transactions that were effected by me or on my behalf, with respect to whether I had knowledge at the time of each transaction or, in the ordinary course of fulfilling my official duties as an Independent Trustee, should have known that:

          (i) during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold by the Trust, as the case may be, or

          (ii) was being considered for purchase by the Trust or by the Investment Adviser on behalf of a Fund of the Trust.

          Accordingly, I hereby certify that:

               o I had no such reportable transactions; or

               o I have included all reportable transactions below, which includes any 401k transaction/transactions that caused an over-ride to the pre-set schedule or allocation of investments in a Reportable Fund, as required by the Code of Ethics.

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

          Except as noted above, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Funds.


 ______________________________________________________________________________
|               |             |       |            |             |             |
|  Title/Name   |             |       |            |             |             |
|    & Full     |             |       |            |             |             |
|  Description  |             |       |            |             |             |
|  of Security  |             |       |            |             |             |
|   Include     |             |       |            |             |             |
|   Interest    |             |       |            |             |             |
|     Rate      |             |       |            |             |             |
|     and       |             |       |            |             |             |
|   Maturity    |             |       |            |             |             |
|   Date for    |             |       |            |             |             |
|     Debt      |             |       |            |             |  Financial  |
|  Securities   |             |       |            |  Price at   | Institution |
|  (Please do   |             |       |  Number of |    Which    |   Through   |
|  not include  |             | Buy   | Shares (for| Transaction |    Which    |
|   ticker      |   Date of   | Sell, |   Equity   |     Was     |  Trade Was  |
|   symbols.)   | Transaction | Other | Securities)|   Effected  |   Effected  |
|_______________|_____________|_______|____________|_____________|_____________|
|_______________|_____________|_______|____________|_____________|_____________|
|_______________|_____________|_______|____________|_____________|_____________|
|_______________|_____________|_______|____________|_____________|_____________|



Date: ______________________          Signature:____________________________________
                                      Print Name:  _________________________________

                                                                       EXHIBIT B

                                THE ROXBURY FUNDS

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                               FINANCIAL OFFICERS

I. Covered Officers/Purpose of the Code

          This code of ethics (the "Code") applies to the Fund's President and Treasurer (the "Covered Officers" each of whom are set forth in Appendix A) for the purpose of promoting:

       o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

       o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Fund;

       o compliance with applicable laws and governmental rules and regulations;

       o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

       o accountability for adherence to the Code.

          Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Covered Officers Honest and Ethical Conduct and Ethically Handling Actual and Apparent Conflicts of Interest

          Overview. The Covered Officers shall conduct their activities on behalf of the Funds in an honest and ethical manner. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Fund.

          Certain conflicts of interest arise out of the relationships between Covered Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as "affiliated persons" of the Fund. The Fund's and the investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

          Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Fund and the investment adviser, of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Fund or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Fund's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

           Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

                                    * * * *

           Each Covered Officer must not:

           o use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund.

           o cause the Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; and

           o use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

           There are some conflict of interest situations that should be reviewed by the Fund's legal counsel, if material. Examples of these include:

           o service as a director on the board of any public or private company;

           o receipt of gifts, in excess of reasonable or business-appropriate;

           o the receipt of any entertainment from any company with which the Fund has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

           o any ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

           o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. Disclosure and Compliance

           o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Fund;

           o each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund's Board and independent auditor, and to government regulators and self-regulatory organizations;

           o each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

           o it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. Reporting and Accountability

           Each Covered Officer must:

           o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

           o annually affirm to the Board that he has complied with the requirements of the Code and report on the Covered Officer's affiliations and relationships;

           o not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

           o notify the Fund's legal counsel promptly if he knows of any violation of the Code. Failure to do so is itself a violation of the Code.

           The Fund's legal counsel is responsible for applying the Code to specific situations in which questions are presented under it and has the authority to interpret the Code in any particular situation. However, any approvals or waivers sought by a Covered Officer will be considered by the Independent Trustees on the Board.

           The Fund will follow these procedures in investigating and enforcing the Code:

           o the Fund legal counsel will take all appropriate action to investigate any potential violations reported to such counsel;

           o if, after such investigation, the Fund legal counsel believes that no violation has occurred, such counsel is not required to take any further action;

           o any matter that the Fund legal counsel believes is a violation will be reported to the Board;

           o The Board will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;

           o the Board will be responsible for granting waivers, as appropriate; and

           o any changes to or waivers of the Code will, to the extent required, be disclosed as provided by SEC rules.

V. Other Policies and Procedures

           The Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to the Code, they are superseded by the Code to the extent that they overlap or conflict with the provisions of the Code. The Funds' and their investment adviser's codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of the Code.

VI. Amendments

           Any amendments to the Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII. Confidentiality

           All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than the appropriate Board, its legal counsel and the adviser.

VIII. Internal Use

           The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

                                                                      APPENDIX A

                      COVERED OFFICERS UNDER CODE OF ETHICS

 _______________________________________ ______________________________________
|                                       |                                      |
|              Name                     |              Title                   |
|_______________________________________|______________________________________|
|                                       |                                      |
|            Brian Beh                  |             President                |
|_______________________________________|______________________________________|
|                                       |                                      |
|            Karen Lew                  |             Treasurer                |
|_______________________________________|______________________________________|